EXHIBIT 10.18

Wells Fargo Bank, National Association
119 West 40th Street
New York, New York 10018

March 4, 2010

Goodman Company, L.P.
Goodman Manufacturing Company, L.P.
Goodman Sales Company
5151 San Felipe, Suite 500
Houston, Texas  77056

Re:	Amended and Restated Subordination Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) amends and restates in its entirety that certain letter agreement dated August 9, 2005 among Goodman Company, L.P., Goodman Manufacturing Company, L.P. and Goodman Sales Company (collectively referred to herein as “Consignor”), Universal Supply Group, Inc. (“Company”) and Wells Fargo Bank, National Association (“Wells Fargo”).

We understand that Consignor has entered into arrangements with Company pursuant to which Consignor has agreed, under certain conditions, to (a) deliver certain goods to Company, from time to time, on a consignment basis, for sale by Company in the ordinary course of its business and (b) sell certain other goods to Company, from time to time (all goods purchased by Company from Consignor, whether purchased directly without having ever been on consignment, or whether first delivered to Company on a consignment basis and then purchased by Company from Consignor pursuant to and in accordance with the agreements between Company and Consignor, are collectively referred to herein as the “Purchased Inventory”).  All goods delivered to Company on a consignment basis that have not been purchased by Company from Consignor pursuant to and in accordance with the agreements between Company and Consignor are herein referred to as the “Consignment Inventory”.  The obligation of Company to pay Consignor for the Purchased Inventory is secured by a security interest in favor of Consignor in the Purchased Inventory and all accounts receivable of Company and other proceeds arising from the sale by Company of such Purchased Inventory (collectively, the “Collateral”).

Wells Fargo has entered into a financing arrangement with Company (the “Wells Fargo Facility”).  In connection therewith, all obligations, liabilities and indebtedness of Company from time to time owing to Wells Fargo are secured by a security interest in favor of Wells Fargo in all of the personal property and assets of Company, including, without limitation, all of the Collateral.  For the sake of clarity, Wells Fargo and Consignor hereby agree that (i) Wells Fargo does not and shall not have a security interest or any other lien, encumbrance or interest on or in any of the Consignment Inventory or the proceeds of any Consignment Inventory and (ii) for purposes of this Agreement, proceeds of Consignment Inventory shall not include any proceeds arising from the sale of Purchased Inventory.  Further, notwithstanding anything to the contrary herein, Consignor shall have a first priority security interest in Company’s rights to any price protection payments, rebates, discounts, credits, factory holdbacks, incentive payments, co-operative advertising credits and other amounts which at any time are due Company with respect to, or in connection with, the Consignment Inventory or the Purchased Inventory.  As a condition to its agreeing to continue to make loans to Company based upon the value of the inventory purchased by Company from Consignor and the accounts receivable of Company arising from the sale thereof, Wells Fargo has required that Consignor enter into this Agreement to set forth the relative interests of the parties with respect to the Collateral.

Goodman Company, L.P.
Goodman Manufacturing Company, L.P.
Goodman Sales Company
March 4, 2010

Wells Fargo and Consignor each hereby acknowledge and agree as follows:

1.           The Consignment Inventory is and shall remain the property of Consignor until such time as such Consignment Inventory is purchased by Company from Consignor pursuant to and in accordance with Company’s agreements with Consignor as in effect from time to time, at which time title to the purchased items of Consignment Inventory shall be transferred to Company. Wells Fargo shall not have or assert any interest in any Consignment Inventory that has not been purchased by Company from Consignor pursuant to and in accordance with the aforementioned agreements between Company and Consignor or in any proceeds of such Consignment Inventory.  For purposes of clarity, any and all goods for which title has not passed to Company pursuant to and in accordance with Company’s agreements with Consignor shall be considered Consignment Inventory for purposes of this Agreement.

2.           Any sales of Purchased Inventory by Company shall be for Company’s account, and any accounts receivable and other proceeds created from the sale thereof shall also be the property of Company.

3.           Regardless of any priority otherwise available to Consignor or Wells Fargo by law or by agreement:

 (a)          (i) On the earlier to occur of March 31, 2010 and the date on which the aggregate unpaid balance of accounts receivable owing to Consignor that have arisen from the sale of Purchased Inventory by Consignor to Company (the “Company Payables”) shall first equal or exceed $2,000,000 (such earlier date, the “Conversion Date”), Consignor shall convert the aggregate unpaid balance of Company Payables (not to exceed $2,000,000) to a term note (the “Term Note”), in substantially the form attached hereto as Exhibit A, with the date of the Term Note to be the Conversion Date and the original principal amount of the Term Note to be equal to the lesser of (x) $2,000,000 or (y) the aggregate unpaid balance of Company Payables on the Conversion Date.  Company shall sign the Term Note and provide it to Consignor.  Company shall not be permitted to prepay the Term Note or amend or modify any provisions of the Term Note without the prior written consent of Wells Fargo, such consent not to be unreasonably withheld.  Any lien or security interest that Consignor may now hold or at any time hereafter acquire in any or all of the Collateral prior to the Conversion Date and, after the Conversion Date, securing Company’s obligations to Consignor under the Term Note shall be subordinate to the security interest of Wells Fargo therein.  Subject to Section 3(a)(ii) below, Company shall make and Consignor may accept all regularly scheduled payments of principal and interest in respect of the Term Note (but no accelerated payments or prepayments of principal), on and subject to the terms and conditions set forth therein.

Goodman Company, L.P.
Goodman Manufacturing Company, L.P.
Goodman Sales Company
March 4, 2010

(ii) If at any time and from time to time Wells Fargo or Company obtains actual knowledge in the ordinary course of its business that an Event of Default (as defined in the Credit Agreement) has occurred and is continuing, then Wells Fargo or Company (as the case may be) shall thereafter send written notice of such fact (a “Credit Agreement Default Notice”) to Consignor to the address for Consignor identified in Section 8 below.  Consignor may accept and retain all regularly scheduled payments of principal and interest in respect of the Term Note that are received by Consignor prior to Consignor’s receipt of a Credit Agreement Default Notice from Wells Fargo or Company.  If Consignor receives any payment in respect of the Term Note from Company after Consignor’s receipt of a Credit Agreement Default Notice from Wells Fargo or Company, Consignor will hold the amount so received in trust for Wells Fargo and will forthwith turn over such payment to Wells Fargo in the form received (except for the endorsement thereof where necessary) for application in such manner of application as Wells Fargo may deem appropriate.  For purposes hereof, “Credit Agreement” shall mean that certain Credit and Security Agreement, dated as of July 28, 2004, as amended to the date hereof and as further amended, supplemented, amended and restated or otherwise modified from time to time, by and among Company, The RAL Supply Group, Inc., S&A Supply, Inc. and Wells Fargo.

  (b)        From and after the Conversion Date, so long as the aggregate unpaid Company Payables not evidenced by the Term Note shall be less than or equal to $1,500,000, any lien or security interest that Consignor may now hold or at any time hereafter acquire in any or all of the Collateral shall be subordinate to the security interest of Wells Fargo therein.

  (c)         Subject to clause (d) below, if, at any time from and after the Conversion Date, the aggregate unpaid balance of Company Payables not evidenced by the Term Note shall exceed $1,500,000, any lien or security interest that Wells Fargo may now hold or at any time hereafter acquire in any or all of the Collateral, shall be subordinate to the security interest of Consignor therein, but only to the extent of such excess and only so long as such excess exists.

  (d)        If at any time and from time to time after the Conversion Date Consignor obtains actual knowledge in the ordinary course of its business, based upon Consignor’s internal books and records and sales and inventory information reported to Consignor by Company, that the aggregate unpaid balance of Company Payables not evidenced by the Term Note equals or exceeds $1,250,000, then Consignor shall promptly thereafter (and in no event later than the business day after the day on which Consignor obtains actual knowledge of such excess) send written notice of such fact to Wells Fargo, to the following address: Wells Fargo Business Credit, 119 West 40th Street, 16th Floor, New York, New York 10018, Attn:  Joseph Mullen.  If Consignor fails to send said written notice to Wells Fargo promptly (and in no event later than the business day after the day on which Consignor obtains actual knowledge of such excess), then notwithstanding Section 3(c) above, Consignor’s security interest in the Collateral shall be subordinate to the security interest of Wells Fargo therein without any limitation as to amount until the date that the aggregate unpaid balance of Company Payables not evidenced by the Term Note falls below $1,500,000.  Upon the date that the aggregate unpaid balance of Company Payables not evidenced by the Term Note falls below $1,500,000, the subordinations and priorities of Consignor and Wells Fargo set forth in Sections 3(b) and 3(c) above shall once again apply.

Goodman Company, L.P.
Goodman Manufacturing Company, L.P.
Goodman Sales Company
March 4, 2010

4.           If at any time and from time to time Consignor obtains actual knowledge, based upon Consignor’s internal books and records and sales and inventory information reported to Consignor by Company or any third-party bonding agent, that a “forced release,” as defined in that certain Distributor Sales Agreement between Goodman Sales Company and Company, effective as of January 1, 2009 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Distributor Sales Agreement”), or a requested release from the Bonded Program (as defined in the Distributor Sales Agreement) that is not in the ordinary course of business (e.g., in the event that Company elects to make a bulk purchase of products from Consignor pursuant to a pre-buy program or in an amount in excess of the amount required to cover bona fide sales of products by Company to third parties) has occurred, then Consignor shall promptly thereafter (and in no event later than the business day after the day on which Consignor obtains actual knowledge of any such release) send written notice of such fact to Wells Fargo via reputable overnight courier service at the address set forth in paragraph 3(d) above.  If Consignor fails to send said written notice to Wells Fargo promptly (and in no event later than the business day after the day on which Consignor obtains actual knowledge of any such release), then for purposes of this Agreement only title to the product that was so released shall be deemed to have passed to Company, notwithstanding any contrary provision in the Distributor Sales Agreement, herein or in any other document, and such product shall be deemed Purchased Inventory for all purposes hereunder.

5.           Subject to the express provisions of this Agreement, Wells Fargo shall have no obligation to Consignor with respect to any Collateral.  Subject to the express provisions of this Agreement, Wells Fargo may, upon furnishing at least one business day’s prior written notice identifying the action to be taken to Consignor at the address for Consignor identified in Section 8 below, (a) exercise collection rights, (b) take possession of, sell or dispose of, and otherwise deal with, the Collateral, (c) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or securing, any right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any account debtor or other obligor of Company, (d) prosecute, settle and receive proceeds on any insurance claims relating to the Collateral, and (e) exercise and enforce any right or remedy available to Wells Fargo with respect to the Collateral, whether available before or after the occurrence of any default, all without consent by Consignor except as specifically required by law.  Subject to the express provisions of this Agreement, Wells Fargo may, upon furnishing at least one business day’s prior written notice identifying the action to be taken to Consignor at the address for Consignor identified in Section 8 below, apply the proceeds of any Collateral in any order of application, and may remit or release such proceeds or any other sums or amounts to Company without being obligated to assure that any such proceeds or sums are applied to the satisfaction of Consignor’s lien in any such Collateral, except as required by law.  Consignor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or agreement.

Goodman Company, L.P.
Goodman Manufacturing Company, L.P.
Goodman Sales Company
March 4, 2010

6.           Consignor will not commence any action or proceeding with respect to any Collateral, will not take possession of, sell or dispose of, or otherwise deal with, any Collateral, and will not exercise or enforce any other right or remedy which may be available to Consignor with respect to any Collateral upon default, without Wells Fargo’s prior written consent; provided, however, that nothing in this Agreement or otherwise shall restrict or limit Consignor’s right, without Wells Fargo’s consent, to collect in the ordinary course of business Company Payables, regularly scheduled payments of principal and interest in respect of the Term Note, and any other amounts owed to it from time to time by Company, including but not limited to sending collection correspondence and engaging in other collection efforts in the ordinary course, short of repossession or commencing any action or proceeding against Company.  In addition, and without limiting the generality of the foregoing but subject to the express provisions of this Agreement, if Company is in default under any agreement with Wells Fargo and Wells Fargo or Company intends to sell any of the Collateral to an unrelated third party outside the ordinary course of business, and if Wells Fargo has furnished at least one business day’s prior written notice identifying the action to be taken to Consignor at the address for Consignor identified in Section 8 below, then Consignor shall be deemed to have consented to such sale and to have released any security interest it may have in such Collateral and to have authorized Wells Fargo or its agents to file partial releases (and any related financing statements) with respect to such Collateral.

7.           1)          Subject to the express provisions of this Agreement, but otherwise notwithstanding any lien or security interest now held or hereafter acquired by Consignor, Wells Fargo may, upon furnishing at least one business day’s prior written notice identifying the action to be taken to Consignor at the address for Consignor identified in Section 8 below, take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to Company or the Collateral, all without consent of Consignor except as specifically required by applicable law.

  (b)        Subject to the express provisions of this Agreement, all proceeds received by Wells Fargo with respect to any Collateral shall be applied, first, to pay or reimburse Wells Fargo for all costs and expenses (including reasonable attorneys’ fees) incurred by Wells Fargo in connection with the collection of such proceeds.

Goodman Company, L.P.
Goodman Manufacturing Company, L.P.
Goodman Sales Company
March 4, 2010

8.           If Consignor sends Company a notice of default due to a material default under the terms of the Distributor Sales Agreement or the Consignment and Security Agreement, dated as of May 13, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Consignment and Security Agreement”), among Company and Consignor, Consignor shall contemporaneously provide a copy of said notice of default to Wells Fargo to the address for Wells Fargo set forth above.  If Wells Fargo sends Company a notice of default due to a material default under the Wells Fargo Facility, the Credit Agreement or the documentation evidencing or associated with the Wells Fargo Facility or the Credit Agreement, Wells Fargo shall contemporaneously provide a copy of said notice of default to Consignor via reputable overnight courier service, to the following address:  5151 San Felipe, Suite 500, Houston, TX 77056, Attn:  Associate General Counsel.

9.           If, following a material default by Company under its agreement(s) with Consignor or Wells Fargo, notice of which default has been provided by Consignor or Wells Fargo, as the case may be, to the other party hereto pursuant to Section 8 above, Consignor or Wells Fargo receives any payment on the Collateral as to which such party’s lien has been subordinated to the other party under the provisions of Section 3 above, Consignor or Wells Fargo, as the case may be, will hold the amount so received in trust for the other party and will forthwith turn over such payment to the other party in the form received (except for the endorsement thereof where necessary) for application in such manner of application as such other party may deem appropriate.  In the event of any conflict between this Section 9 and the provisions of Section 3(a)(i) or (ii) above, Section 3(a)(i) or (ii) above, as the case may be, shall control.

10.         This Agreement shall constitute a continuing agreement of subordination, and Wells Fargo may, without the consent of Consignor, but upon furnishing at least one business day’s prior written notice identifying the action to be taken to Consignor at the address for Consignor identified in Section 8 above, modify any term of the Wells Fargo Facility in reliance upon this Agreement.  Without limiting the generality of the foregoing, Wells Fargo may, subject to the express provisions of this Agreement, at any time and from time to time, without the consent of Consignor but upon furnishing at least one business day’s prior written notice identifying the action to be taken to Consignor at the address for Consignor identified in Section 8 above, and without otherwise incurring responsibility to Consignor or impairing or releasing any of either party’s rights or obligations hereunder:

 (a)          change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any obligation, liability or indebtedness owing by Company to Wells Fargo or any instrument evidencing the same in any manner;

Goodman Company, L.P.
Goodman Manufacturing Company, L.P.
Goodman Sales Company
March 4, 2010

 (b)         sell, exchange, release or otherwise deal with any property at any time securing payment of any obligation, liability or indebtedness owing by Company to Wells Fargo or any part thereof;

 (c)         release anyone liable in any manner for the payment or collection of any obligation, liability or indebtedness owing by Company to Wells Fargo or any part thereof;

 (d)         exercise or refrain from exercising any right against Company or any other person; and

 (e)          apply any sums received by Wells Fargo, by whomsoever paid and however realized (other than any sums that (i) Wells Fargo is holding in trust for Consignor pursuant to Section 9 above or (ii) are proceeds of Consignment Inventory), to the obligations, liabilities and indebtedness owing by Company to Wells Fargo in such manner as Wells Fargo shall deem appropriate.

11.         Consignor shall give Wells Fargo written notice of each amendment, modification, supplement or restatement to or of any of the Distributor Sales Agreement, the Consignment and Security Agreement or any other agreement between Company and a Consignor, at least 30 days prior to the effectiveness of each such amendment, modification, supplement or restatement.

12.         None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of Wells Fargo or Consignor to make any future loans or other extensions of credit or financial accommodations to Company.

13.         This Agreement shall be binding upon Wells Fargo, Consignor and their respective successors and assigns. Notice of acceptance by Wells Fargo of this Agreement or of reliance by Wells Fargo upon this Agreement is hereby waived by Consignor.

14.         Wells Fargo, its successors and assigns will not require individual UCC filings for each delivery of Consignment Inventory by Consignor to Company and we agree that a one-time omnibus UCC filing referring to all after-acquired Consignment Inventory will suffice as proper notice under this provision for our purposes.

15.         This Agreement may be executed in multiple counterparts and multiple originals, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph Mullen
Name: Joseph Mullen
Title: Vice President

Acknowledged and agreed to this 4th day of March, 2010:

GOODMAN COMPANY, L.P.
By:	Goodman Holding Company, its General Partner

By:	/s/ Mark M. Dolan
Name: Mark M. Dolan
Title: V.P. Corporate Controller and Treasurer

GOODMAN MANUFACTURING COMPANY, L.P.
By:	Goodman Holding Company, its General Partner

By:	/s/ Mark M. Dolan
Name: Mark M. Dolan
Title: V.P. Corporate Controller and Treasurer

GOODMAN SALES COMPANY

By:	/s/ Mark M. Dolan
Name: Mark M. Dolan
Title: V.P. Corporate Controller and Treasurer

UNIVERSAL SUPPLY GROUP, INC.

By:	/s/ William Pagano
Name: William Pagano
Title: President

EXHIBIT A

Form of Term Note

PROMISSORY NOTE
$***	***

FOR VALUE RECEIVED, Universal Supply Group, Inc., a New York corporation (“Maker”), promises to pay to the order of Goodman Company, L.P., Goodman Manufacturing Company, L.P., and Goodman Sales Company (collectively, “Payee”), at 5151 San Felipe, Suite 500, Houston, Texas, 77056, the principal sum of *** U.S. Dollars ($***), in accordance with Schedule 1, which is attached hereto and incorporated by reference herein for all purposes.  All amounts payable hereunder shall be paid in lawful money of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Maker further promises to pay interest from the date hereof until maturity, on the aggregate unpaid principal amount hereof, in accordance with Schedule 1, at the lesser of the highest lawful rate allowed to be charged at that time under applicable law or eight percent (8%) per annum; and after maturity (whether by acceleration or otherwise) until paid, at a rate per annum equal to the lesser of the highest lawful rate allowed to be charged at that time under applicable law or eighteen percent (18%).  Interest accruing after maturity shall be payable on demand.  Maker shall pay default interest on each past due installment of principal and/or interest at a rate per annum equal to the lesser of the highest lawful rate allowed to be charged at that time under applicable law or eighteen percent (18%), from the due date until paid.

Maker understands that Payee may transfer this Promissory Note.  Payee or anyone who takes this Promissory Note by transfer and who is entitled to receive payments under this Promissory Note will be called the “Holder”.  This Promissory Note shall be governed by the Laws of the State of Texas.

This Promissory Note is subject to the terms and conditions of an Amended and Restated Subordination Agreement dated as of March 4, 2010, by and among Maker, Payee and Wells Fargo Bank, National Association (as it may be amended, the “Subordination Agreement”).

This Promissory Note is secured by a Consignment and Security Agreement between Maker and Payee dated as of May 13, 2005 (as it may be amended, the “Consignment and Security Agreement”), and covering and constituting a first lien on certain Collateral (as defined therein).

Notwithstanding any provisions in this Promissory Note or in any other instrument now or hereafter securing this Promissory Note or the indebtedness evidenced hereby to the contrary, in no event shall the amount of interest paid or agreed to be paid to Holder exceed an amount computed at the highest rate of interest permissible under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision of this Promissory Note or any other instrument securing this Promissory Note or all or any part of the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve exceeding the interest limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under such applicable law; and if for any reason whatsoever Holder shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Promissory Note (whether or not then due and payable), and not to the payment of interest, or shall be refunded to Maker if such principal has been paid in full.

1

It is understood and agreed that time is of the essence under this Promissory Note and that on default in the payment of any installment of principal or interest, or any part thereof, when due the Holder hereof, on or after five (5) business days after written notice thereof to Maker, Holder, at its election, may accelerate the unpaid balance of the principal and all accrued interest due and declare the same due and payable immediately, without presentment or demand for payment of any past-due installment of principal or interest, or of any remaining unpaid balance of principal or interest and without notice of intent to accelerate the payment of the unpaid balance of the principal or all accrued interest due to any parties to this instrument.  If any Maker, endorser, or guarantor or other surety hereof shall become insolvent, commit an act of bankruptcy or become the subject of an order for relief (as that term is used in the U.S. Bankruptcy Code), or if an “event of default” occurs under the Consignment and Security Agreement, or if a “Credit Agreement Default Notice” (as defined in the Subordination Agreement) has been received by the Holder, or if for any other cause the protection of the Holder, in the sole discretion of the Holder, so requires, all liabilities of the undersigned Maker to the Holder, including without limitation this Promissory Note, shall, at the option of the Holder, mature and become due and payable without demand, grace, notice, presentment for payment, and protest, all of which are hereby waived by any and all parties to this instrument.  The failure of the Holder to exercise its option to accelerate the maturity of this Promissory Note shall not constitute a waiver of its right to exercise the same at any other time.

Each Maker, endorser, and guarantor or other surety of this Promissory Note does hereby waive demand, grace, notice, presentment for payment, and protest.  Maker hereby waives any defense, right of set-off or other claim, which Maker may now or hereafter have against Holder.

This Promissory Note shall not be amended, modified or any obligation hereunder waived or discharged except in accordance with the terms hereof or as expressly consented to by Holder in writing.  This Promissory Note may not be amended or modified except as permitted under the Subordination Agreement.

Payments under this Promissory Note may not be pre-paid, unless prepayment has been authorized pursuant to the Subordination Agreement.  Holder will use authorized prepayments, if any, to reduce the amount of principal owed by Maker under this Promissory Note.  If an authorized partial prepayment is made, there shall be no delays in the due dates or changes in the amounts of monthly payments unless the Holder agrees in writing to those delays or changes.  Holder may require any authorized prepayment to be made on the same day that a monthly payment is due, and may also require that the amount of any authorized partial prepayment be equal to the amount of principal that would have been part of the next one or more monthly payments.

Any notice required or permitted to be given to Maker or any endorser, guarantor or other surety under this Promissory Note shall be in writing and shall be given by hand-delivering it, sending it by reputable overnight courier, or mailing it by certified mail, return receipt requested and postage prepaid, addressed to the Maker at Maker’s address set forth below.  Any notice required or permitted to be given to the Holder under this Promissory Note shall be in writing and shall be given by hand-delivering it, sending it by reputable overnight courier, or mailing it by certified mail, return receipt requested and postage prepaid, addressed to Holder at the address of Payee referenced above.  Addresses for notice to a party may be changed by written notice to the other party as provided herein.

2

The Maker will pay on demand all costs and expenses of collection and enforcement of this Promissory Note to the extent not prohibited by law, including without limitation all legal expenses and attorneys’ fees incurred or paid by the Holder in collecting or enforcing this Promissory Note on default.

No delay or omission on the part of the Holder in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy under this Promissory Note.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

Maker:	UNIVERSAL SUPPLY GROUP, INC.

By:

Title:	President

Name:	William Pagano

Maker’s Address:	275 Wagaraw Road
Hawthorne, NJ 07506

3

SCHEDULE 1
[NOTE:  this draft schedule assumes that the Conversion Date occurs on March 15, and that the amount of Company Payables on that Date is $2,000,000.  The actual schedule will be adjusted to reflect the actual Conversion Date and the amount of Company Payables on that date.]

Pymt seq. #	Due Date	Payment	Interest	Principal	Balance
	03/15/10				$2,000,000.00
1	04/15/10	$13,333.33	$13,333.33	$0.00	$2,000,000.00
2	05/15/10	$13,333.33	$13,333.33	$0.00	$2,000,000.00
3	06/15/10	$13,333.33	$13,333.33	$0.00	$2,000,000.00
4	07/15/10	$13,333.33	$13,333.33	$0.00	$2,000,000.00
5	08/15/10	$13,333.33	$13,333.33	$0.00	$2,000,000.00
6	09/15/10	$90,454.58	$13,333.33	$77,121.25	$1,922,878.75
7	10/15/10	$90,454.58	$12,819.19	$77,635.39	$1,845,243.36
8	11/15/10	$90,454.58	$12,301.62	$78,152.96	$1,767,090.40
9	12/15/10	$90,454.58	$11,780.60	$78,673.98	$1,688,416.42
10	01/15/11	$90,454.58	$11,256.11	$79,198.47	$1,609,217.95
11	02/15/11	$90,454.58	$10,728.12	$79,726.46	$1,529,491.49
12	03/15/11	$90,454.58	$10,196.61	$80,257.97	$1,449,233.52
13	04/15/11	$90,454.58	$9,661.56	$80,793.02	$1,368,440.50
14	05/15/11	$90,454.58	$9,122.94	$81,331.64	$1,287,108.86
15	06/15/11	$90,454.58	$8,580.73	$81,873.85	$1,205,235.01
16	07/15/11	$90,454.58	$8,034.90	$82,419.68	$1,122,815.33
17	08/15/11	$90,454.58	$7,485.44	$82,969.14	$1,039,846.19
18	09/15/11	$90,454.58	$6,932.31	$83,522.27	$956,323.92
19	10/15/11	$90,454.58	$6,375.49	$84,079.09	$872,244.83
20	11/15/11	$90,454.58	$5,814.97	$84,639.61	$787,605.22
21	12/15/11	$90,454.58	$5,250.70	$85,203.88	$702,401.34
22	01/15/12	$90,454.58	$4,682.68	$85,771.90	$616,629.44
23	02/15/12	$90,454.58	$4,110.86	$86,343.72	$530,285.72
24	03/15/12	$90,454.58	$3,535.24	$86,919.34	$443,366.38
25	04/15/12	$90,454.58	$2,955.78	$87,498.80	$355,867.58
26	05/15/12	$90,454.58	$2,372.45	$88,082.13	$267,785.45
27	06/15/12	$90,454.58	$1,785.24	$88,669.34	$179,116.11
28	07/15/12	$90,454.58	$1,194.11	$89,260.47	$89,855.64
29	08/15/12	$90,454.58	$598.94	$89,855.64	$0.00
Grand Totals		$2,237,576.57	$237,576.57	$2,000,000.00

Schedule 1